The Class A-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED January 25, 1999
(To Prospectus dated November 9, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

                    CHL Mortgage Pass-Through Trust 1999-1
                                    Issuer

               Mortgage Pass-Through Certificates, Series 1999-1

                               ----------------



                                    The Class A-1 Certificates

o This supplement relates to the offering of the Class A-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-1 certificates. Additional information is contained in the prospectus supplement dated January 25, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 9, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of September 25, 2000, the class certificate balance of the Class A-1 certificates was approximately $284,615,219.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 10, 2000

                               THE MORTGAGE POOL

         As of September 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 1,839 Mortgage Loans having an aggregate Stated Principal Balance of approximately $632,590,586.14.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2000

Total Number of Mortgage Loans...................................................                 1,839
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.65%
         60-90 days..............................................................                 0.05%
         91 days or more (excluding pending foreclosures)........................                 0.11%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.81%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.81%
                                                                                                  =====

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                                As of
                                                                        At February 28, (29),                   May 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.16
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33%          1.75%         1.75%
                                                      ====           ====          =====           ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.16%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.19%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.


                                                                                                              As of
                                                                    At February 28, (29),                     May 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====


                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of September 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $284,615,218.65 evidencing a beneficial ownership interest of approximately 44.97% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $602,894,152.16 and evidenced in the aggregate a beneficial ownership interest of approximately 95.31% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $29,696,134.20 and evidenced in the aggregate a beneficial ownership interest of approximately 4.69% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                           Original Term to       Remaining Term to
   Principal Balance          Mortgage Rate        Net Mortgage Rate     Maturity (in months)   Maturity (in months)
   -----------------          -------------        -----------------     -------------------    --------------------

  $120,948,830.73            6.6942549407%             6.435259407%               360                    337
  $511,641,455.41            7.2052614129%            6.9462614129%               360                    338

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-1 Certificates is $284,615,218.68 (ix) interest accrues on the Class A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-1 Certificates is September 25, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination", (xiv) the Targeted Balances are as set forth in the Principal Balance Schedule and (xv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% SPA assumes prepayment rates will be 0.55% per annum in month one, 1.1% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Tables

         The following table indicates the percentage of the initial Class Certificate Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                           Class A-1
                                                       Percentage of SPA
                                           ------------------------------------------
          Distribution Date                0%      100%      275%      400%      500%
          -----------------                --      ----      ----      ----      ----
Initial Percent..................          86        86       85        85        84
October 25, 2001.................          85        79       68        60        54
October 25, 2002.................          84        71       52        39        30
October 25, 2003.................          82        64       38        23        13
October 25, 2004.................          81        58       28        13         3
October 25, 2005.................          79        53       20         6         0
October 25, 2006.................          78        48       15         1         0
October 25, 2007.................          76        43       10         0         0
October 25, 2008.................          74        39        7         0         0
October 25, 2009.................          72        35        5         0         0
October 25, 2010.................          70        32        3         0         0
October 25, 2011.................          68        29        1         0         0
October 25, 2012.................          65        25        0         0         0
October 25, 2013.................          63        22        0         0         0
October 25, 2014.................          60        20        0         0         0
October 25, 2015.................          57        17        0         0         0
October 25, 2016.................          54        14        0         0         0
October 25, 2017.................          50        12        0         0         0
October 25, 2018.................          47        10        0         0         0
October 25, 2019.................          43         8        0         0         0
October 25, 2020.................          39         6        0         0         0
October 25, 2021.................          34         4        0         0         0
October 25, 2022.................          30         2        0         0         0
October 25, 2023.................          25         1        0         0         0
October 25, 2024.................          19         0        0         0         0
October 25, 2025.................          13         0        0         0         0
October 25, 2026.................           7         0        0         0         0
October 25, 2027.................           1         0        0         0         0
October 25, 2028.................           0         0        0         0         0
October 25, 2029.................           0         0        0         0         0
                                            -         -        -         -         -
Weighted Average Life (years) **.         17.5       8.6      305       2.2       1.7
                --------------------------
*   Rounded to the nearest whole percentage.
**  Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $7,049,456.22, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-1 Certificates are currently rated "AAA" by Duff & Phleps Credit Rating Company and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                   MORTGAGE RATES(1)
    Mortgage Rates (%)         Number of         Aggregate Principal       Percent of
                             Mortgage Loans      Balance Outstanding      Mortgage Pool

6.250                                       2                $625,474.67           0.10%
6.375                                       8              $2,562,493.15           0.41%
6.500                                      29             $11,187,693.21           1.77%
6.625                                      60             $21,373,633.36           3.38%
6.750                                     235             $85,199,536.34          13.47%
6.875                                     351            $121,140,019.19          19.15%
7.000                                     268             $93,705,966.71          14.81%
7.125                                     180             $59,364,522.27           9.38%
7.250                                     231             $78,726,615.45          12.45%
7.375                                     149             $50,035,402.06           7.91%
7.500                                     136             $46,373,248.27           7.33%
7.625                                      63             $20,513,366.93           3.24%
7.750                                      51             $17,352,971.24           2.74%
7.875                                      39             $13,855,292.77           2.19%
8.000                                      13              $3,203,469.01           0.51%
8.125                                       4              $1,059,914.84           0.17%
8.250                                      11              $3,402,777.00           0.54%
8.375                                       1                $295,657.31           0.05%
8.500                                       6              $2,042,370.69           0.32%
8.625                                       1                $286,627.22           0.05%
9.000                                       1                $283,234.45           0.04%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  As of the Reference Date, the weighted average Mortgage Rate of the
     Mortgage Loans is approximately 7.108% per annum.


                            ORIGINAL LOAN-TO-VALUE RATIOS(1)
         Original              Number of         Aggregate Principal       Percent of
 Loan-to-Value-Ratios (%)    Mortgage Loans      Balance Outstanding      Mortgage Pool

50.00 and below                            69             $24,443,898.43           3.86%
50.01 to 55.00                             48             $18,088,635.25           2.86%
55.01 to 60.00                             74             $29,135,558.94           4.61%
60.01 to 65.00                            113             $42,932,174.91           6.79%
65.01 to 70.00                            137             $49,642,909.88           7.85%
70.01 to 75.00                            360            $125,965,645.39          19.91%
75.01 to 80.00                            832            $283,789,978.64          44.86%
80.01 to 85.00                             30              $8,400,355.78           1.33%
85.01 to 90.00                            119             $35,020,887.50           5.54%
90.01 to 95.00                             57             $15,170,241.42           2.40%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.08%.


                      CURRENT MORTGAGE LOANS PRINCIPAL BALANCES(1)
  Current Mortgage Loan        Number of         Aggregate Principal       Percent of
         Amounts             Mortgage Loans      Balance Outstanding      Mortgage Pool

$0--$50,000                                11                 $23,208.71           0.00%
$50,001-- $100,000                          4                $304,175.71           0.05%
$100,001--$150,000                          3                $380,536.93           0.06%
$150,001--$200,000                          1                $157,793.22           0.02%
$200,001--$250,000                        149             $35,997,813.50           5.69%
$250,001--$300,000                        639            $175,637,543.44          27.76%
$300,001--$350,000                        411            $132,922,326.66          21.01%
$350,001--$400,000                        219             $81,455,421.77          12.88%
$400,001--$450,000                        128             $54,084,790.52           8.55%
$450,001--$500,000                        109             $51,610,101.49           8.16%
$500,001--$550,000                         58             $30,632,710.45           4.84%
$550,001-- $600,000                        45             $25,701,294.09           4.06%
$600,001--$650,000                         35             $21,810,602.00           3.45%
$650,001--$750,000                         13              $9,129,616.19           1.44%
$750,001--$1,000,000                       13             $11,596,446.69           1.83%
$1,000,001--$1,500,000                      1              $1,145,904.77           0.18%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is approximately $343,986.02.


                       STATE DISTRIBUTION OF MORTGAGED PROPERTIES
          State                Number of         Aggregate Principal       Percent of
                             Mortgage Loans      Balance Outstanding      Mortgage Pool

California                                994            $350,155,923.39          55.35%
Colorado                                   68             $21,794,936.80           3.45%
Illinois                                   45             $14,414,516.83           2.28%
Maryland                                   47             $15,641,912.49           2.47%
New Jersey                                 61             $20,355,884.60           3.22%
Texas                                      73             $25,613,063.09           4.05%
Virginia                                   41             $13,602,854.35           2.15%
Washington                                 63             $21,118,743.53           3.34%
Other (less than 2%)                      447            $149,892,451.06          23.70%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  Other includes 34 states and the District of Columbia, with under 2%
     concentration individually.


                                PURPOSE OF MORTGAGE LOAN
       Loan Purpose            Number of         Aggregate Principal       Percent or
                             Mortgage Loans      Balance Outstanding      Mortgage Pool

Purchase                                  865            $294,013,450.50          46.48%
Refinance (rate/term)                     585            $203,217,348.27          32.12%
Refinance (cash out)                      389            $135,359,487.37          21.40%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================


                        DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
     Type of Program           Number of         Aggregate Principal       Percent of
                             Mortgage Loans      Balance Outstanding      Mortgage Pool

Full                                      861            $296,709,036.27          46.90%
Alternative                               603            $207,237,778.62          32.76%
Reduced                                   329            $112,808,814.47          17.83%
No Income No Asset                         12              $4,030,418.38           0.64%
Streamlined                                34             $11,804,238.40           1.87%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================


                              TYPE OF MORTGAGED PROPERTIES
      Property Type            Number of         Aggregate Principal       Percent of
                             Mortgage Loans      Balance Outstanding      Mortgage Loan

Single Family                            1288            $443,047,559.01          70.04%
Condominium                                32              $9,928,369.43           1.57%
High Rise Condo                             3              $1,041,408.30           0.16%
2-4 Family                                 19              $6,461,664.46           1.02%
Planned Unit Development                  497            $172,111,284.94          27.21%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================


                                   OCCUPANCY TYPES(1)
      Occupancy Type           Number of         Aggregate Principal       Percent of
                             Mortgage Loans      Balance Outstanding      Mortgage Pool

Primary Residence                        1787            $615,309,615.62          97.27%
Investor Property                          16              $4,939,099.16           0.78%
Second Residence                           36             $12,341,571.36           1.95%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  Based upon representations of the related Mortgagors at the time of origination.


                                  TERMS TO MATURITY(1)
    Remaining Terms to         Number of         Aggregate Principal       Percent of
    Maturity (months)        Mortgage Loans      Balance Outstanding      Mortgage Pool

341                                        41             $13,944,593.35           2.20%
340                                      1340            $465,227,765.08          73.54%
339                                       232             $78,190,987.95          12.36%
338                                        69             $23,679,215.28           3.74%
337                                        34             $12,118,232.89           1.92%
336                                        19              $6,073,058.72           0.96%
335                                        33             $10,861,866.85           1.72%
334                                        27              $8,038,887.12           1.27%
333                                        11              $4,023,838.57           0.64%
332                                         2                $483,228.09           0.08%
331                                         1                $476,332.57           0.08%
327                                         1                $243,223.44           0.04%
280                                         3              $1,164,895.54           0.18%
274                                         1                $360,378.10           0.06%
220                                        16              $5,170,516.31           0.82%
219                                         5              $1,604,965.67           0.25%
218                                         2                $561,101.77           0.09%
214                                         2                $367,198.84           0.06%
-----------------------------------------------------------------------------------------
                     Total              1,839            $632,590,286.14         100.00%
=========================================================================================
(1)  As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 338 months.

                                   EXHIBIT 2

                          Certificateholders' Report

  THE                                             Distribution Date:  9/25/00
BANK OF
  NEW
 YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                 Series 1999-1

                Certificateholder Monthly Distribution Summary


                                        Certificate                          Pass
                             Class          Rate          Beginning        Through         Principal         Interest
  Class        Cusip      Description       Type           Balance         Rate (%)      Distribution      Distribution

    A1       12669A3Z5       Senior      Fix-30/360     287,015,840.56      6.500000        2,400,621.88      1,554,669.14
    A2       12669A4A9       Senior      Fix-30/360      27,935,925.92      6.500000          288,500.28        151,319.60
    A3       12669A4B7       Senior      Fix-30/360       1,750,000.00      6.500000                0.00          9,479.17
    A4       12669A4C5       Senior      Fix-30/360       1,750,000.00      6.500000                0.00          9,479.17
    A5       12669A4D3       Senior      Fix-30/360       1,994,000.00      6.500000                0.00         10,800.83
    A6       12669A4E1       Senior      Fix-30/360       2,500,000.00      6.500000                0.00         13,541.67
    A7       12669A4F8       Senior      Fix-30/360       2,500,000.00      6.500000                0.00         13,541.67
    A8       12669A4G6       Senior      Fix-30/360      72,276,112.13      6.500000          586,137.28        391,495.61
    A9       12669A4H4       Senior      Fix-30/360      82,489,378.20      6.500000          819,540.28        446,817.47
   A10       12669A4J0       Senior      Fix-30/360       9,049,203.72      6.500000           75,488.20         49,016.52
   A11       12669A4K7       Senior      Fix-30/360         155,393.34      6.500000                0.00              0.00
   A12       12669A4L5       Senior      Fix-30/360       5,000,000.00      6.500000                0.00         27,083.33
   A13       12669A4M3       Senior      Var-30/360       9,431,118.00      7.520000                0.00         59,101.67
   A14       12669A4N1       Senior      Var-30/360       2,901,882.00      3.185000                0.00          7,702.08
   A15       12669A4P6       Senior      Fix-30/360       5,000,000.00      6.400000                0.00         26,666.67
   A16       12669A4Q4       Senior      Var-30/360      17,588,235.00      7.520000                0.00        110,219.61
   A17       12669A4R2       Senior      Var-30/360       5,411,765.00      3.185000                0.00         14,363.73
   A18       12669A4S0       Senior      Fix-30/360      71,110,000.00      6.500000                0.00        385,179.17
    PO       12669A4T8      Strip PO     Fix-30/360       1,206,879.23      0.000000            2,134.73              0.00
    X        12669A4U8      Strip IO     Fix-30/360     515,236,681.14      0.446188                0.00        191,577.05
    AR       12669A4V9       Senior      Fix-30/360               0.00      6.500000                0.00              0.04
    M        12669A4W1       Senior      Fix-30/360      14,337,205.02      6.500000           13,729.80         77,659.86
    B1       12669A4X9       Senior      Fix-30/360       6,643,950.69      6.500000            6,362.47         35,988.07
    B2       12669A4Y7       Senior      Fix-30/360       2,797,815.24      6.500000            2,679.28         15,154.83
    B3       12669A4Z4       Senior      Fix-30/360       2,447,719.55      6.500000            2,344.02         13,258.48
    B4       12669A5A8       Senior      Fix-30/360       1,748,511.60      6.500000            1,674.43          9,471.10
    B5       12669A5B6       Senior      Fix-30/360       1,749,397.38      6.500000            1,675.28          9,475.90


  Totals                                                636,790,332.58                      4,200,887.93      3,633,062.44



                             Current                      Cumulative
              Total          Realized        Ending        Realized
  Class     Distribution       Losses        Balance        Losses

    A1       3,955,291.02        0.00     284,615,218.68       0.00
    A2         439,819.88        0.00      27,647,425.64       0.00
    A3           9,479.17        0.00       1,750,000.00       0.00
    A4           9,479.17        0.00       1,750,000.00       0.00
    A5          10,800.83        0.00       1,994,000.00       0.00
    A6          13,541.67        0.00       2,500,000.00       0.00
    A7          13,541.67        0.00       2,500,000.00       0.00
    A8         977,632.89        0.00      71,689,974.85       0.00
    A9       1,266,357.75        0.00      81,669,837.92       0.00
   A10         124,504.72        0.00       8,973,715.52       0.00
   A11               0.00        0.00         156,235.05       0.00
   A12          27,083.33        0.00       5,000,000.00       0.00
   A13          59,101.67        0.00       9,431,118.00       0.00
   A14           7,702.08        0.00       2,901,882.00       0.00
   A15          26,666.67        0.00       5,000,000.00       0.00
   A16         110,219.61        0.00      17,588,235.00       0.00
   A17          14,363.73        0.00       5,411,765.00       0.00
   A18         385,179.17        0.00      71,110,000.00       0.00
    PO           2,134.73        0.00       1,204,744.50       0.00
    X          191,577.05        0.00     511,641,455.41       0.00
    AR               0.04        0.00               0.00       0.00
    M           91,389.66        0.00      14,323,475.22       0.00
    B1          42,350.54        0.00       6,637,588.22       0.00
    B2          17,834.11        0.00       2,795,135.96       0.00
    B3          15,602.50        0.00       2,445,375.53       0.00
    B4          11,145.53        0.00       1,746,837.17       0.00
    B5          11,151.18        0.00       1,747,722.10       0.00

  Totals     7,833,950.37        0.00     632,590,286.36       0.00


           THE                                     Distribution Date:  9/25/00
         BANK OF
           NEW
          YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                 Series 1999-1

                         Principal Distribution Detail

                                   Original         Beginning         Scheduled                       Unscheduled
                                 Certificate       Certificate        Principal       Accretion        Principal
    Class          Cusip           Balance           Balance        Distribution      Principal       Adjustments

     A1          12669A3Z5       329,512,000.00     287,015,840.56   2,400,627.95            0.00            0.00
     A2          12669A4A9        33,043,000.00      27,935,925.92     288,501.01            0.00            0.00
     A3          12669A4B7         1,750,000.00       1,750,000.00           0.00            0.00            0.00
     A4          12669A4C5         1,750,000.00       1,750,000.00           0.00            0.00            0.00
     A5          12669A4D3         1,994,000.00       1,994,000.00           0.00            0.00            0.00
     A6          12669A4E1         2,500,000.00       2,500,000.00           0.00            0.00            0.00
     A7          12669A4F8         2,500,000.00       2,500,000.00           0.00            0.00            0.00
     A8          12669A4G6        82,652,000.00      72,276,112.13     586,138.77            0.00            0.00
     A9          12669A4H4        96,997,000.00      82,489,378.20     819,542.35            0.00            0.00
     A10         12669A4J0        10,000,000.00       9,049,203.72      75,488.38            0.00            0.00
     A11         12669A4K7           526,000.00         155,393.34           0.00          841.71            0.00
     A12         12669A4L5         5,000,000.00       5,000,000.00           0.00            0.00            0.00
     A13         12669A4M3         9,431,118.00       9,431,118.00           0.00            0.00            0.00
     A14         12669A4N1         2,901,882.00       2,901,882.00           0.00            0.00            0.00
     A15         12669A4P6         5,000,000.00       5,000,000.00           0.00            0.00            0.00
     A16         12669A4Q4        17,588,235.00      17,588,235.00           0.00            0.00            0.00
     A17         12669A4R2         5,411,765.00       5,411,765.00           0.00            0.00            0.00
     A18         12669A4S0        71,110,000.00      71,110,000.00           0.00            0.00            0.00
     PO          12669A4T8         1,299,213.00       1,206,879.23       2,134.73            0.00            0.00
      X          12669A4U8       582,320,842.00     515,236,681.14           0.00            0.00            0.00
     AR          12669A4V9               100.00               0.00           0.00            0.00            0.00
      M          12669A4W1        14,579,000.00      14,337,205.02      13,724.71            0.00            0.00
     B1          12669A4X9         6,756,000.00       6,643,950.69       6,360.12            0.00            0.00
     B2          12669A4Y7         2,845,000.00       2,797,815.24       2,678.29            0.00            0.00
     B3          12669A4Z4         2,489,000.00       2,447,719.55       2,343.15            0.00            0.00
     B4          12669A5A8         1,778,000.00       1,748,511.60       1,673.81            0.00            0.00
     B5          12669A5B6         1,778,901.04       1,749,397.38       1,674.66            0.00            0.00

   Totals                        711,192,214.04     636,790,332.58   4,200,887.93          841.71            0.00


                      Net          Current         Ending             Ending
                   Principal      Realized      Certificate         Certificate
    Class         Distribution     Losses         Balance             Factor

     A1            2,400,621.88      0.00        284,615,218.68    0.86374765921
     A2              288,500.28      0.00         27,647,425.64    0.83671051781
     A3                    0.00      0.00          1,750,000.00    1.00000000000
     A4                    0.00      0.00          1,750,000.00    1.00000000000
     A5                    0.00      0.00          1,994,000.00    1.00000000000
     A6                    0.00      0.00          2,500,000.00    1.00000000000
     A7                    0.00      0.00          2,500,000.00    1.00000000000
     A8              586,137.28      0.00         71,689,974.85    0.86737132616
     A9              819,540.28      0.00         81,669,837.92    0.84198313267
     A10              75,488.20      0.00          8,973,715.52    0.89737155200
     A11                   0.00      0.00            156,235.05    0.29702480989
     A12                   0.00      0.00          5,000,000.00    1.00000000000
     A13                   0.00      0.00          9,431,118.00    1.00000000000
     A14                   0.00      0.00          2,901,882.00    1.00000000000
     A15                   0.00      0.00          5,000,000.00    1.00000000000
     A16                   0.00      0.00         17,588,235.00    1.00000000000
     A17                   0.00      0.00          5,411,765.00    1.00000000000
     A18                   0.00      0.00         71,110,000.00    1.00000000000
     PO                2,134.73      0.00          1,204,744.50    0.92728790429
      X                    0.00      0.00        511,641,455.41    0.87862466618
     AR                    0.00      0.00                  0.00    0.00000000000
      M               13,729.80      0.00         14,323,475.22    0.98247309280
     B1                6,362.47      0.00          6,637,588.22    0.98247309355
     B2                2,679.28      0.00          2,795,135.96    0.98247309666
     B3                2,344.02      0.00          2,445,375.53    0.98247309361
     B4                1,674.43      0.00          1,746,837.17    0.98247309899
     B5                1,675.28      0.00          1,747,722.10    0.98247292047

   Totals          4,200,887.93      0.00        632,590,286.36

            THE                                   Distribution Date:  9/25/00
          BANK OF
            NEW
           YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                                 Series 1999-1

                         Interest Distribution Detail


                   Beginning             Pass             Accrued         Cumulative                               Total
                  Certificate           Through           Optimal           Unpaid           Deferred            Interest
   Class            Balance            Rate (%)          Interest          Interest          Interest               Due

    A1             287,015,840.56         6.500000       1,554,669.14             0.00               0.00       1,554,669.14
    A2              27,935,925.92         6.500000         151,319.60             0.00               0.00         151,319.60
    A3               1,750,000.00         6.500000           9,479.17             0.00               0.00           9,479.17
    A4               1,750,000.00         6.500000           9,479.17             0.00               0.00           9,479.17
    A5               1,994,000.00         6.500000          10,800.83             0.00               0.00          10,800.83
    A6               2,500,000.00         6.500000          13,541.67             0.00               0.00          13,541.67
    A7               2,500,000.00         6.500000          13,541.67             0.00               0.00          13,541.67
    A8              72,276,112.13         6.500000         391,495.61             0.00               0.00         391,495.61
    A9              82,489,378.20         6.500000         446,817.47             0.00               0.00         446,817.47
    A10              9,049,203.72         6.500000          49,016.52             0.00               0.00          49,016.52
    A11                155,393.34         6.500000               0.00             0.00             841.71             841.71
    A12              5,000,000.00         6.500000          27,083.33             0.00               0.00          27,083.33
    A13              9,431,118.00         7.520000          59,101.67             0.00               0.00          59,101.67
    A14              2,901,882.00         3.185000           7,702.08             0.00               0.00           7,702.08
    A15              5,000,000.00         6.400000          26,666.67             0.00               0.00          26,666.67
    A16             17,588,235.00         7.520000         110,219.61             0.00               0.00         110,219.61
    A17              5,411,765.00         3.185000          14,363.73             0.00               0.00          14,363.73
    A18             71,110,000.00         6.500000         385,179.17             0.00               0.00         385,179.17
    PO               1,206,879.23         0.000000               0.00             0.00               0.00               0.00
     X             515,236,681.14         0.446188         191,577.05             0.00               0.00         191,577.05
    AR                       0.00         6.500000               0.00             0.00               0.00               0.00
     M              14,337,205.02         6.500000          77,659.86             0.00               0.00          77,659.86
    B1               6,643,950.69         6.500000          35,988.07             0.00               0.00          35,988.07
    B2               2,797,815.24         6.500000          15,154.83             0.00               0.00          15,154.83
    B3               2,447,719.55         6.500000          13,258.48             0.00               0.00          13,258.48
    B4               1,748,511.60         6.500000           9,471.10             0.00               0.00           9,471.10
    B5               1,749,397.38         6.500000           9,475.90             0.00               0.00           9,475.90

  Totals           636,790,332.58                        3,633,062.40             0.00             841.71       3,633,904.11


                       Net         Unscheduled
                   Prepayment        Interest          Interest
   Class          Int Shortfall     Adjustment           Paid

    A1                    0.00             0.00         1,554,669.14
    A2                    0.00             0.00           151,319.60
    A3                    0.00             0.00             9,479.17
    A4                    0.00             0.00             9,479.17
    A5                    0.00             0.00            10,800.83
    A6                    0.00             0.00            13,541.67
    A7                    0.00             0.00            13,541.67
    A8                    0.00             0.00           391,495.61
    A9                    0.00             0.00           446,817.47
    A10                   0.00             0.00            49,016.52
    A11                   0.00             0.00                 0.00
    A12                   0.00             0.00            27,083.33
    A13                   0.00             0.00            59,101.67
    A14                   0.00             0.00             7,702.08
    A15                   0.00             0.00            26,666.67
    A16                   0.00             0.00           110,219.61
    A17                   0.00             0.00            14,363.73
    A18                   0.00             0.00           385,179.17
    PO                    0.00             0.00                 0.00
     X                    0.00             0.00           191,577.05
    AR                    0.00             0.00                 0.04
     M                    0.00             0.00            77,659.86
    B1                    0.00             0.00            35,988.07
    B2                    0.00             0.00            15,154.83
    B3                    0.00             0.00            13,258.48
    B4                    0.00             0.00             9,471.10
    B5                    0.00             0.00             9,475.90

  Totals                  0.00             0.00         3,633,062.44

           THE                                     Distribution Date:  9/25/00
         BANK OF
           NEW
           YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                                                   Countrywide Home Loans
                                            Mortgage Pass-Through Certificates
                                                        Series 1999-1

                             Current Payment Information Factors per $1,000


                                          Original              Beginning Cert.
                                         Certificate               Notional                 Principal                 Interest
    Class            Cusip                 Balance                  Balance                Distribution             Distribution

      A1           12669A3Z5             329,512,000.00            871.033044502             7.285385297              4.718095669
      A2           12669A4A9              33,043,000.00            845.441573707             8.731055897              4.579475191
      A3           12669A4B7               1,750,000.00          1,000.000000000             0.000000000              5.416666667
      A4           12669A4C5               1,750,000.00          1,000.000000000             0.000000000              5.416666667
      A5           12669A4D3               1,994,000.00          1,000.000000000             0.000000000              5.416666667
      A6           12669A4E1               2,500,000.00          1,000.000000000             0.000000000              5.416666667
      A7           12669A4F8               2,500,000.00          1,000.000000000             0.000000000              5.416666667
      A8           12669A4G6              82,652,000.00            874.462954677             7.091628515              4.736674338
      A9           12669A4H4              96,997,000.00            850.432262853             8.449130179              4.606508090
     A10           12669A4J0              10,000,000.00            904.920372000             7.548820000              4.901652015
     A11           12669A4K7                 526,000.00            295.424600760             0.000000000              0.000000000
     A12           12669A4L5               5,000,000.00          1,000.000000000             0.000000000              5.416666667
     A13           12669A4M3               9,431,118.00          1,000.000000000             0.000000000              6.266666667
     A14           12669A4N1               2,901,882.00          1,000.000000000             0.000000000              2.654166667
     A15           12669A4P6               5,000,000.00          1,000.000000000             0.000000000              5.333333333
     A16           12669A4Q4              17,588,235.00          1,000.000000000             0.000000000              6.266666667
     A17           12669A4R2               5,411,765.00          1,000.000000000             0.000000000              2.654166667
     A18           12669A4S0              71,110,000.00          1,000.000000000             0.000000000              5.416666667
      PO           12669A4T8               1,299,213.00            928.930998997             1.643094704              0.000000000
      X            12669A4U8             582,320,842.00            884.798626425             0.000000000              0.328988824
      AR           12669A4V9                     100.00              0.000000000             0.000000000              0.377043160
      M            12669A4W1              14,579,000.00            983.414844640             0.941751835              5.326830408
      B1           12669A4X9               6,756,000.00            983.414844583             0.941751036              5.326830408
      B2           12669A4Y7               2,845,000.00            983.414847100             0.941750439              5.326830422
      B3           12669A4Z4               2,489,000.00            983.414845319             0.941751708              5.326830412
      B4           12669A5A8               1,778,000.00            983.414848144             0.941749156              5.326830427
      B5           12669A5B6               1,778,901.04            983.414670442             0.941749969              5.326829465

    Totals                               711,192,214.04            895.384285723             5.906824972              5.108411437


                          Ending Cert.               Pass
                            Notional               Through
   Class                    Balance                Rate (%)

     A1                    863.747659205              6.500000
     A2                    836.710517810              6.500000
     A3                  1,000.000000000              6.500000
     A4                  1,000.000000000              6.500000
     A5                  1,000.000000000              6.500000
     A6                  1,000.000000000              6.500000
     A7                  1,000.000000000              6.500000
     A8                    867.371326163              6.500000
     A9                    841.983132674              6.500000
    A10                    897.371552000              6.500000
    A11                    297.024809886              6.500000
    A12                  1,000.000000000              6.500000
    A13                  1,000.000000000              7.520000
    A14                  1,000.000000000              3.185000
    A15                  1,000.000000000              6.400000
    A16                  1,000.000000000              7.520000
    A17                  1,000.000000000              3.185000
    A18                  1,000.000000000              6.500000
     PO                    927.287904293              0.000000
     X                     878.624666177              0.446188
     AR                      0.000000000              6.500000
     M                     982.473092805              6.500000
     B1                    982.473093546              6.500000
     B2                    982.473096661              6.500000
     B3                    982.473093612              6.500000
     B4                    982.473098988              6.500000
     B5                    982.472920472              6.500000

   Totals                  889.478644270

              THE                                  Distribution Date:  9/25/00
            BANK OF
              NEW
             YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795                                Countrywide Home Loans
                                            Mortgage Pass-Through Certificates
                                                      Series 1999-1

Pool Level Data

Distribution Date                                                                              9/25/00
Cut-off Date                                                                                    1/1/99
Determination Date                                                                              9/1/00
Accrual Period Begin                        Begin                                               8/1/00
                                            End                                                 9/1/00
Number of Days in Accrual Period                                                                    31

                  Collateral Information

Group 1

Cut-Off Date Balance                                                                    704,975,622.37

Beginning Aggregate Pool Stated Principal Balance                                       636,790,332.37
Ending Aggregate Pool Stated Principal Balance                                          632,590,286.14

Beginning Aggregate Certificate Stated Principal Balance                                636,790,332.58
Ending Aggregate Certificate Stated Principal Balance                                   632,590,286.36

Beginning Aggregate Loan Count                                                                    1846

Loans Paid Off or Otherwise Removed Pursuant to Pooling and
Servicing Agreement                                                                                  7
Ending Aggregate Loan Count                                                                       1839

Beginning Weighted Average Loan Rate (WAC)                                                   7.121930%
Ending Weighted Average Loan Rate (WAC)                                                      7.121589%

Beginning Net Weighted Average Loan Rate                                                     6.848698%
Ending Net Weighted Average Loan Rate                                                        6.848559%

Weighted Average Maturity (WAM) (Months)                                                          338

Servicer Advances                                                                            35,242.76

Aggregate Pool Prepayment                                                                 3,590,325.61

                  Certificate Information

Group 1

Senior Percentage                                                                      100.0000000000%
Senior Prepayment Percentage                                                             0.0000000000%

Subordinate Percentage                                                                   0.0000000000%
Subordinate Prepayment Percentage                                                      100.0000000000%


Certificate Account

Beginning Balance                                                                                 0.00

Deposit
Payments of Interest and Principal                                                        7,972,658.96
Liquidation Proceeds                                                                              0.00
All Other Proceeds                                                                                0.00
Other Amounts                                                                                     0.00
                                                                                  --------------------
Total Deposits                                                                            7,972,658.96

Withdrawals
Reimbursement of Servicer Advances                                                                0.00
Payment of Master Servicer Fees                                                             130,739.98
Payment of Sub Servicer Fees                                                                  7,551.96
Payment of Other Fees                                                                             0.00
Payment of Insurance Premium(s)                                                                 416.67
Payment of Personal Mortgage Insurance                                                            0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                  0.00
Payment of Principal and Interest                                                         7,833,950.36
                                                                                         -------------
Total Withdrawals                                                                         7,972,658.96

Ending Balance                                                                                  416.67


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                     1,924.68
Compensation for Gross PPIS from Servicing Fees                                               1,924.68
Other Gross PPIS Compensation                                                                     0.00
                                                                                           -----------
Total Net PPIS (Non-Supported PPIS)                                                               0.00

Master Servicing Fees Paid                                                                  130,739.98
Sub Servicing Fees Paid                                                                       7,551.96
Insurance Premium(s) Paid                                                                       416.67
Personal Mortgage Insurance Fees Paid                                                             0.00
Other Fees Paid                                                                                   0.00
                                                                                     -----------------
Total Fees                                                                                  138,708.60






           Delinquency Information

Group 1

Delinquency                                                         30 - 59 Days            60 - 89 Days               90+ Days
-----------                                                         ------------            ------------               --------
Scheduled Principal Balance                                         3,532,153.89              492,953.56             900,514.16
Percentage of Total Pool Balance                                       0.558364%               0.077926%              0.142353%
Number of Loans                                                               12                       1                      2

Percentage of Total Loans                                              0.652529%               0.054377%              0.108755%

Foreclosure
-----------
Scheduled Principal Balance                                                 0.00                    0.00                   0.00
Percentage of Total Pool Balance                                       0.000000%               0.000000%              0.000000%
Number of Loans                                                                0                       0                      0
Percentage of Total Loans                                              0.000000%               0.000000%              0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                 0.00                    0.00                   0.00
Percentage of Total Pool Balance                                       0.000000%               0.000000%              0.000000%
Number of Loans                                                                0                       0                      0
Percentage of Total Loans                                              0.000000%               0.000000%              0.000000%

REO
---

Scheduled Principal Balance                                                 0.00                    0.00                   0.00
Percentage of Total Pool Balance                                       0.000000%               0.000000%              0.000000%
Number of Loans                                                                0                       0                      0
Percentage of Total Loans                                              0.000000%               0.000000%              0.000000%
Book Value of all REO Loans
Percentage of Total Pool Balance
Current Realized Losses
Additional Gains (Recoveries)/Losses
Total Realized Losses


Delinquency                                                           270+ Days                         Totals
-----------                                                           ---------                         ------
Scheduled Principal Balance                                          900,514.16                   4,925,621.61
Percentage of Total Pool Balance                                      0.142353%                      0.778643%
Number of Loans                                                                                             15
Percentage of Total Loans                                                                            0.815661%

Foreclosure
-----------
Scheduled Principal Balance                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

REO
---

Scheduled Principal Balance                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%
Book Value of all REO Loans                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%
Current Realized Losses                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                      0.00
Total Realized Losses                                                                                     0.00


        Subordination/Credit Enhancement Information

Protection                                                                               Original         Current
----------                                                                               --------         -------
Bankruptcy Loss                                                                              0.00            0.00
Bankruptcy Percentage                                                                   0.000000%       0.000000%
Credit/Fraud Loss                                                                            0.00    7,049,756.22
Credit/Fraud Loss Percentage                                                            0.000000%       1.114427%
Special Hazard Loss                                                                          0.00            0.00
Special Hazard Loss Percentage                                                          0.000000%       0.000000%

Credit Support                                                                           Original         Current
--------------                                                                           --------         -------
Class A                                                                            711,192,214.04  632,590,286.36
Class A Percentage                                                                    100.000000%     100.000000%

                  Reserve Fund Information

7007048
-------

Beginning Balance                                                                                            0.00
Deposits                                                                                                     0.00
Accrued Interest                                                                                             0.00
Withdrawals                                                                                                  0.00
Ending Balance